Exhibit 10.2

EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of 7, 2022 (the “Effective Date”), is entered into between Jupiter Wellness, Inc., a Delaware corporation (the “Company”), and all of the signatories to this agreement (the “Stockholders”), to which parties may be added after the date hereof. Each of the parties to this Agreement referred to individually as a “Party” and, jointly, as the “Parties”.

WHEREAS, the Company has entered into an agreement for the acquisition of the shares of common stock of Next Frontier Pharmaceuticals, Inc. (“Next Frontier Pharmaceuticals”) (the “Next Frontier Acquisition”) through Jupiter Wellness Investments, Inc., a Florida corporation and wholly-owned subsidiary of Jupiter Wellness (the “Buyer” and, together with Jupiter Wellness, collectively, the “Buying Parties”) and related transactions as reflected in that certain First Amended and Restated Stock Purchase Agreement dated as of January 7, 2022 (the “Purchase Agreement”), by and among Jupiter Wellness, Buyer, Next Frontier Pharmaceuticals, Next Frontier Holdings, Inc., a Delaware corporation (“NFHI”), and the stockholders listed on Schedule 1 therein (the “Individual Stockholders”, and together with NFHI, collectively, the “Sellers”);

WHEREAS, pursuant to the terms and subject to satisfaction or waiver of the conditions set forth in the Purchase Agreement, Sellers shall become majority stockholders of the Company (the “Majority Stockholders”) and will be the beneficial owners of 500,000 shares of convertible preferred stock of the Company, par value $0.001 per share (the “Common Stock”), representing approximately 60% of the total outstanding pro forma Common Stock on a fully-diluted basis as of the date hereof; and

WHEREAS, as a condition and inducement to enter into the Purchase Agreement, Parent has required that Majority Stockholders and the Management Team (“Stockholders”) agree, and each Stockholder is willing to agree, to the matters set forth herein; and

NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the Parties hereto hereby agree as follows:

ARTICLE 1

VOTING AGREEMENT; GRANT OF PROXY

Section 1.01. Voting Agreement. Each Stockholder hereby agrees to vote (or cause to be voted) all of the Securities, (which such Securities include (i) shares of Common Stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of Common Stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any Common Stock, voting securities or securities convertible into or exchangeable for Common Stock or voting securities of the Company), which such Stockholder has the right to so vote at the Stockholder Meeting in favor of the approval and adoption Transactions and any actions required in furtherance thereof. In addition, from the date hereof and until the termination of this Agreement each Stockholder hereby agrees to vote (or cause to be voted) at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, all of the Securities which such Stockholder has the right to so vote:

a)	against any action or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Purchase Agreement;

b)	against any action that might impede, frustrate, interfere with, delay, postpone or adversely affect the Transactions, Transaction Documents or the constitutive documents of the Company (including the articles of incorporation and bylaws of the Company) that would materially and adversely affect the rights of the Management Team; and

c)	against any action that might impede, frustrate, interfere with, delay, postpone or adversely affect the rights of the Management Team under Section 2.01 of the Stockholders Agreement.

Any vote required to be cast or consent required to be executed pursuant to this Section 1.01 shall be cast or executed in accordance with the applicable procedures related thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent; and if any action is taken by written consent rather than at a meeting of the stockholders of the Company, consent shall be given or withheld by each Stockholder with respect to the Securities held by such Stockholder in the same manner as if such Securities were voted at a meeting in accordance with the provisions of Section 1.01.

Section 1.02. Irrevocable Proxy. In furtherance of each Stockholder’s agreement in Section 1.01 above, each Stockholder hereby irrevocably grants to, and appoints, Parent and any designee thereof and each of Parent’s officers, as such Stockholder’s attorney, agent and proxy (such grants and appointment, the “Irrevocable Proxy”), with full power of substitution, to vote and otherwise act with respect to all of such Stockholder’s Securities at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), and in any action by written consent of the shareholders of the Company, on the matters and in the manner specified in Section 1.01. THIS PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE (UNTIL THE TWO YEAR ANNIVERSAIRY OF THE CLOSING) AND COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE PROXY AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SHALL BE VALID AND BINDING ON ANY PERSON TO WHOM SHAREHOLDER MAY TRANSFER ANY OF ITS SECURITIES IN BREACH OF THIS AGREEMENT. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to all of such Stockholder’s Securities that may have heretofore been appointed or granted, and no subsequent proxy (whether revocable or irrevocable) or power of attorney shall be given (and if given, shall not be effective) by such Stockholder with respect thereto on the matters covered by Section 1.01. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.01 is given in connection with the execution of the Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

Each Stockholder represents and warrants to the Company:

Section 2.01. Authorization. The Stockholder has duly executed and delivered this Agreement, and the execution, delivery and performance by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby are within the powers and legal capacity of the Stockholder and have been duly authorized by all necessary action. Assuming accuracy of the representation set forth in Section 3.01, this Agreement is a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent enforceability may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

Section 2.02. Non-Contravention. The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any law, rule, regulation, judgment, injunction, order or decree applicable to the Stockholder, (ii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which the Stockholder is entitled in respect of the Securities under any provision of any agreement or other instrument binding on the Stockholder or (iii) result in the imposition of any Lien on any of the Securities (other than the Lien created hereunder).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Stockholder:

Section 3.01. Authorization. The Company has duly executed and delivered the Purchase Agreement and this Agreement, and the execution, delivery and performance by the Company of the Purchase Agreement and this Agreement and the consummation by the Company of the Transactions and actions contemplated thereby and hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action. Each of the Purchase Agreement and this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

ARTICLE 4

COVENANTS OF EACH STOCKHOLDER

Each Stockholder hereby covenants and agrees that so long as this Agreement is in effect:

Section 4.01. No Proxies for or Encumbrances on Securities. Except pursuant to the terms of this Agreement and the Purchase Agreement, the Stockholder shall not, without the prior written consent of each Party of this Agreement, directly or indirectly, grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of the Securities. The Stockholder shall not seek or solicit any such assignment, encumbrance or other arrangement or understanding and agrees to notify the Company promptly, and to provide all details requested by the Company, if the Stockholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Further Assurances. The Company and the Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

Section 5.02. Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall continue in full force and effect until such date that is six months following the Effective Date upon which date all rights and obligations of the parties under this Agreement shall immediately terminate, except as provided in Section 5.12 hereof.

Section 5.03. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.04. Successors and Assigns; Obligations of Each Stockholder. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

Section 5.05. Governing Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts located in the State of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement.

Section 5.06. Entire Agreement. This Agreement, together with the Purchase Agreement and other documents incorporated therein, appended thereto or contemplated thereby, constitutes the complete, final and exclusive statement of the agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

Section 5.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective as between the Company, on the one hand, and the Stockholder, on the other hand, when each such party shall have received counterparts hereof signed by each such other party.

Section 5.08. Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 5.09. Specific Performance. The parties hereto agree that the Company would suffer irreparable damage in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

Section 5.10. Capitalized Terms. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Purchase Agreement.

Section 5.11. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) when personally delivered or transmitted by electronic means, such as electronic mail, on a business day during normal business hours where such notice is to be received at the address or number designated below, (b) on the business day when verification of delivery is obtained when sent by fully paid overnight courier, or (c) on the business day that is three (3) days following the date of mailing by courier, fully prepaid, addressed to such address, whichever shall first occur. The addresses for such communications shall be:

If to the Company or the Management Team:

With a copy to (which shall not constitute notice):

If to the Majority Stockholders:

Any Party hereto may from time to time change its address for notices under this Section 5.11 by giving at least five (5) days’ notice of such changed address to the other Party hereto.

Section 5.12. Stockholder Capacity. Each Stockholder signs solely in the Stockholder’s capacity as the record holder or beneficial owner of the Securities and nothing in this Agreement shall limit or affect any actions taken by the Stockholder in the Stockholder’s capacity as an officer or director of the Company. This Section 5.12 shall survive termination of this Agreement.

[Remainder of this page is intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

JUPITER WELLNESS, INC.

By:	/s/ Brian John
Name:	Brian John
Title:	Chief Executive Officer

STOCKHOLDERS:

By:	/s/ Brian John
Name:	Brian John

By:	/s/ Ryan Allison
Name:	Ryan Allison

By:	/s/ Glynn Wilson
Name:	Dr. Glynn Wilson

By:	/s/ Richard Miller
Name:	Richard Miller

MAJORITY STOCKHOLDERS:

NEXT FRONTIER HOLDINGS, INC.

By:	/s/ Shannon Soqui
Name:	Shannon Soqui
Title:	Executive Chairman

SUD AGARAWL

By:	/s/ Sud Agarawl
Name:	Sud Agarwal
Title:	Chairman